LEXINGTON, Ky. – Oct. 23, 2015 –

•	Lexmark International, Inc. today announced that its Board of Directors has authorized the exploration of strategic alternatives to enhance shareholder value.

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The Board believes that Lexmark has created value through the actions to transform the company and believes that a full review of strategic alternatives, beyond the operational and financial actions the company has taken to date, is the next step to unlocking the intrinsic value created by the company.

•	Lexmark has built a $3.7 billion global technology company that includes a $1.5 billion Higher Value Solutions business comprised of Enterprise Software and Managed Print Services.

o	Lexmark’s Enterprise Software has grown to an annualized revenue run rate of approximately $700 million.

o	Lexmark’s Managed Print Services has delivered revenue growth for each of the past 15 years.

o	Lexmark has a $2.4 billion annuity revenue base comprised of laser supplies, extended warranty, software maintenance and software subscriptions.

•	The Board has formed a committee of independent directors to assist in the exploration of strategic alternatives.

•	Assisting the Board in the evaluation process are financial adviser Goldman, Sachs & Co., transaction and advisory services firm Ernst & Young LLP, and the law firm of Wachtell, Lipton, Rosen & Katz.

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No decision has been made with regard to any alternatives, and there is no assurance that the Board’s exploration of strategic alternatives will result in any transaction being entered into or consummated.

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Lexmark does not intend to comment on the exploration process or disclose further developments until the Board approves a specific transaction or otherwise concludes the exploration of strategic alternatives.

•	There is no set timetable for the exploration of strategic alternatives.

Supporting Quotes

“We are extremely proud of what the Lexmark management team and employees have accomplished in the transformation of Lexmark,” said Jean-Paul Montupet, lead director of the Lexmark Board of Directors. “While the Board is encouraged by the company’s future prospects, the Board does not believe Lexmark's current share price fully reflects the intrinsic value created by the company, and the Board has concluded it is appropriate to explore strategic alternatives as the next step to unlock this value.”

“Our Board of Directors and management are committed to taking the appropriate actions to enhance value for Lexmark’s shareholders,” said Paul Rooke, Lexmark’s chairman and chief executive officer. “Through the growth of the company’s Higher Value Solutions revenue to approximately $1.5 billion annually and the creation of a growing and profitable Enterprise Software business, Lexmark has been able to successfully evolve from an imaging and output provider to a global technology company that provides hardware and software solutions and services to businesses worldwide.

“As the Board undertakes this exploration process, Lexmark is focused on the execution of our strategy and remains fully committed to our customers, partners, suppliers and employees, and to delivering strong financial results,” stated Rooke.

About Lexmark
Lexmark (NYSE: LXK) creates enterprise software, hardware and services that remove the inefficiencies of information silos and disconnected processes, connecting people to the information they need at the moment they need it. Open the possibilities at www.Lexmark.com.

Lexmark, the Lexmark logo and Open the possibilities are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements including statements regarding the exploration of strategic alternatives, whether those strategic alternatives could maximize shareholder value and other risks described in the company’s Securities and Exchange Commission filings.  The company undertakes no obligation to update any forward-looking statement.

Investor Contact:
John Morgan
(859) 232-5568
jmorgan@lexmark.com

Media Contact:
Jerry Grasso
(859) 232-3546
ggrasso@lexmark.com